Exhibit 99.1

Center Financial Reports Record Results for 2011 Third Quarter

-- Strong Quarter Reflects Core Operations Supported by Continued Reduction in Credit Costs --

LOS ANGELES--(BUSINESS WIRE)--October 24, 2011--Center Financial Corporation (NASDAQ: CLFC), today reported record financial results, posting net income of $9.4 million, equal to $0.22 per diluted common share, for its 2011 third quarter. This compares with prior-year third quarter net income of $6.0 million, or $0.13 per diluted common share.

“Center Financial’s 2011 third quarter was an outstanding quarter on numerous fronts,” said Richard S. Cupp, president and chief executive officer. “First, the steady, consistent and sustainable improvements in the overall condition of the bank led to the lifting of Center Bank’s informal memorandum of understanding with the FDIC and California DFI. Second, our shareholders showed their support for the proposed merger agreement with Nara Bancorp with an overwhelming approval of the transaction. And finally, this quarter represents a record performance in terms of earnings for any given quarter in the 25-year history of the company. This performance was supported by positive trends and improvements in asset quality, loans and deposits and operations. With these achievements, we believe we are well poised to complete our merger of equals with Nara later this year, upon receipt of all required regulatory approvals.”

2011 THIRD QUARTER FINANCIAL HIGHLIGHTS
	At or for the Three Months Ended
	9/30/2011	6/30/2011	9/30/2010
Net income	$9,393	$4,895	$5,963
Net income available to common shareholders	$8,636	$4,141	$5,215
Net income per diluted common share	$0.22	$0.10	$0.13
Gain on sale of loans	$1,896	$1,800	$257
Income before income tax provision (benefit)	$9,808	$5,180	$5,117
Income tax provision (benefit)	$415	$285	$(846)
Net interest margin	3.19%	3.21%	3.20%
Total risk-based capital ratio	21.10%	20.67%	19.32%
Tier 1 leverage ratio	13.51%	13.20%	12.55%
Tangible common equity per common share	$6.00	$5.76	$5.41
Tangible common equity to tangible assets	10.62%	10.14%	9.52%
Non-covered nonperforming loans, net of SBA guarantee	$29,022	$36,044	$40,159
Delinquent non-covered loans 30 to 89 days past due, net of SBA guarantee	$2,387	$6,138	$10,788
Non-covered net loan charge-offs	$3,692	$6,420	$7,975
Provision for loan losses	$1,200	$5,000	$4,000
Allowance for non-covered loan losses to total non-covered loans	3.21%	3.41%	3.71%
Total non-covered loans	$1,469,433	$1,455,423	$1,467,201
Total deposits	$1,796,904	$1,791,981	$1,792,281
Noninterest-bearing deposits as a % of total deposits	27.8%	25.5%	21.4%
Annualized average cost of deposits	0.86%	0.96%	1.13%

2011 THIRD QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses for the 2011 third quarter rose to $17.2 million from $17.0 million in the preceding second quarter and $17.1 million in the prior-year third quarter.

The average yield on loans of 5.40% for the 2011 third quarter reflects continuing pressures from the prolonged low interest rate environment. This compares with 5.54% in the preceding second quarter and 5.85% in the 2010 third quarter. The average cost of interest-bearing deposits continued to improve, decreasing to 1.16% for the 2011 third quarter from 1.27% for the 2011 second quarter and from 1.44% for the 2010 third quarter. Total cost of deposits improved to 0.86% for the 2011 third quarter, compared with 0.96% for the 2011 second quarter and 1.13% for the prior-year third quarter. The company’s net interest margin (NIM) for the 2011 third quarter remained relatively stable at 3.19%, compared with 3.21% in the preceding second quarter and 3.20% in the prior-year third quarter.

Noninterest income was also steady at $6.0 million for the 2011 third quarter, compared with $6.0 million in the preceding second quarter. These periods include gains on sale of loans from its SBA portfolio of $1.9 million and $1.8 million, respectively, and reflect the company’s practice of selling approximately $20 million of SBA loans on a quarterly basis, which practice began in the 2010 fourth quarter. In the 2010 third quarter, noninterest income totaled $4.4 million and included a gain on sale of loans of $257,000.

Total noninterest expense for the 2011 third quarter declined to $12.2 million, compared with $12.8 million in the preceding second quarter and $12.4 million in the prior-year third quarter. The company’s efficiency ratio for the 2011 third quarter improved to 52.49% from 55.66% in the preceding second quarter and 57.61% in the 2010 third quarter.

An income tax provision of $415,000 for the 2011 third quarter reflects a reduction in the company’s deferred tax asset (DTA) valuation allowance by approximately $3.4 million from the June 30, 2011 balance. The income tax provision for the preceding second quarter was $285,000, and the company posted an income tax benefit for the 2010 third quarter of $846,000.

For the 2011 third quarter, Center Financial posted record quarterly net income of $9.4 million and net income available to common shareholders of $8.6 million, equal to $0.22 per diluted common share. For the preceding 2011 second quarter, net income amounted to $4.9 million and net income available to common shareholders of $4.1 million, equal to $0.10 per diluted common share. For the 2010 third quarter, net income amounted to $6.0 million and net income available to common shareholders was $5.2 million, equal to $0.13 per diluted common share.

For the 2011 third quarter, Center Financial’ return on average assets (ROAA) improved significantly to 1.63% from 0.86% in the preceding second quarter and 1.04% in the 2010 third quarter. Return on average equity (ROAE) rose considerably to 12.89%, from 6.97% in the preceding second quarter and 8.83% in the 2010 third quarter.

ASSET QUALITY

At September 30, 2011, total non-covered nonperforming assets net of SBA guarantees declined to $30.0 million from $36.2 million at June 30, 2011 and $44.7 million at September 30, 2010. As a percentage of gross non-covered loans and other real estate owned (OREO), total non-covered nonperforming assets net of SBA guarantees was 2.04% at September 30, 2011, compared with 2.49% at June 30, 2011 and 3.04% at September 30, 2010. As of September 30, 2011, the company’s non-covered OREO portfolio had a carrying value of $947,000, compared with carrying values of $133,000 at June 30, 2011 and $4.5 million at September 30, 2010.

Non-covered nonperforming loans net of SBA guarantees declined to $29.0 million at September 30, 2011 from $36.0 million at June 30, 2011, as outflows of $10.8 million exceeded new inflows of $3.7 million into nonperforming status. Of the new nonaccruals, Commercial real estate (CRE) and commercial and industrial (C&I) loans accounted for the bulk of new nonaccruals, representing 78% and 18%, respectively. During the 2011 third quarter, the company initiated a relatively small bulk sale that included 11 loans aggregating $5.0 million and concluded the transaction in October 2011. Including this $5.0 million, a total loan balance of $10.2 million was transferred to loans held for sale during the 2011 third quarter. At the close of the 2010 third quarter, non-covered nonperforming loans net of SBA guarantees totaled $40.2 million.

Delinquent non-covered loans 30 to 89 days past due net of SBA guarantees declined to $2.4 million at September 30, 2011 from $6.1 million at June 30, 2011 from $10.4 million at March 31, 2011, as the levels of inflows into non-covered past due status posted another decline from the preceding quarter. Non-covered loans past due 30 to 89 days at September 30, 2010 totaled $10.8 million.

Performing troubled debt restructurings (TDRs) that are not accounted for in non-covered nonaccrual or delinquent loans increased to $34.2 million at September 30, 2011 from $19.1 million at June 30, 2011 and $23.9 million at September 30, 2010. The company noted the increase in performing TDRs from the preceding quarter includes a concession of interest rates related to one large credit with a balance of $7.2 million.

Non-covered loan net charge-offs during the 2011 third quarter fell to $3.7 million, compared with $6.4 million in the preceding 2011 second quarter and from $8.0 million in the year-ago third quarter.

Largely reflecting the steady and continuing asset quality improvements and a considerable reduction in net loan charge-off levels, Center Financial recorded a provision for loan losses of $1.2 million in the 2011 third quarter. This compares with a provision for loan losses of $5.0 million in the preceding second quarter and $4.0 million in the third quarter a year ago.

At September 30, 2011, the company’s allowance for loan losses for non-covered loans totaled $47.1 million, reflecting decreases from $49.6 million at June 30, 2011 and $54.5 million at September 30, 2010. As a percentage of gross non-covered loans, the allowance for loan losses equaled 3.21% at September 30, 2011, 3.41% at June 30, 2011, and 3.71% at September 30, 2010.

LOANS & DEPOSITS

Non-covered loans at September 30, 2011 rose moderately to $1.47 billion from $1.46 billion at June 30, 2011, but was down when compared with $1.53 billion at December 31, 2010. Covered loans at September 30, 2011 declined to $93.6 million from $102.6 million at June 39, 2011 and $117.3 million at December 31, 2010. Total loans at September 30, 2011 amounted to $1.56 billion.

Total deposits at September 30, 2011 rose moderately to $1.80 billion from $1.79 billion at June 30, 2011 and from $1.77 billion at December 31, 2010. The company posted a 9.3% sequential increase in noninterest-bearing demand deposits, which increased the contribution to total deposits to 27.8% at September 30, 2011, compared with 25.5% at June 30, 2011. The sizeable increase in noninterest-bearing demand deposits was partially offset by a strategic reduction in higher rate money market accounts. The company’s loan-to-deposit ratio equaled 84.2% at September 30, 2011, compared with 84.1% at June 30, 2011 and 89.9% at December 31, 2010.

BALANCE SHEET SUMMARY & CAPITAL

Total assets at September 30, 2011 amounted to $2.26 billion, compared with $2.27 billion at June 30, 2011 and December 31, 2010. Average interest-earning assets equaled $2.14 billion for the 2011 third quarter, compared with $2.13 billion for the 2011 second quarter and $2.14 billion for the 2010 fourth quarter.

Total shareholders’ equity at September 30, 2011 rose to $294.7 million from $285.0 million at June 30, 2011 and from $274.0 million at December 31, 2010. Tangible common equity per common share, which is a non-GAAP financial measure, increased to $6.00 at September 30, 2011 from $5.76 at June 30, 2011 and $5.49 at December 31, 2010. Tangible common equity as a percentage of tangible assets, which is a non-GAAP financial measure, rose to 10.62% at September 30, 2011 from 10.14% at June 30, 2011 and from 9.65% at December 31, 2010.

With its seventh consecutive profitable quarter of operations, Center Financial’s capital position further strengthened and continued to be well in excess of both minimum guidelines for “well-capitalized” institutions and regulatory requirements. At September 30, 2011, Total Risk-Based capital ratio was 21.10%, Tier 1 Risk-Based capital ratio equaled 19.83% and Tier 1 Leverage ratio amounted to 13.51%, all reflecting increases from the levels at June 30, 2011 and December 31, 2010.

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures. Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount and net intangible assets. Tangible common equity to tangible assets represents tangible common equity divided by total assets less net intangible assets. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call on Tuesday, October 25, 2011 at 10 a.m. PDT (1 p.m. EDT) to review financial results for its 2011 third quarter. The institutional investment community is invited to participate in the call by dialing 800-295-3991 (domestic) or 617-614-3924 (international) and entering passcode 52881668. Other interested parties are invited to listen to the live call through a listen-only audio Web broadcast via the Internet in the Investor Relations section of www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Monday, October 31, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 74499659.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.26 billion at September 30, 2011. Headquartered in Los Angeles, Center Bank operates a total of 21 full-service branches and two loan production offices. The company has 16 full-service branches located throughout Southern California and two branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended (See Business, and Management’s Discussion and Analysis), and other filings with the SEC are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to sustain profitable operations; and the company’s ability to capitalize on strategic growth opportunities. Factors also include, but are not limited to: the successful completion of the proposed merger of equals between Center Financial Corporation and Nara Bancorp; difficulties and delays in integrating the two institutions and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees; the companies’ ability to receive required regulatory and shareholder approvals. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands)

	9/30/11	6/30/11	12/31/10
ASSETS
Cash and due from banks	$41,644	$33,738	$28,181
Federal funds sold	870	650	136,180
Money market funds and interest-bearing deposits in other banks	263,631	298,040	94,559
Cash and cash equivalents	306,145	332,428	258,920

Securities available for sale, at fair value	310,983	305,058	289,551
Non-covered loans held for sale, at the lower of cost or fair value	66,608	58,776	60,234
Federal Home Loan Bank and FRB stock, at cost	13,199	13,810	15,019
Non-covered loans, net of allowance for loan losses of $47,098 and $52,047 as of Sep 30, 2011 and December 31, 2010, respectively	1,353,440	1,345,740	1,415,646
Covered loans, net of allowance for loan losses of $1,010 as of Sep 30, 2011 and December 31, 2010	92,581	101,597	116,283
Premises and equipment, net	12,281	12,659	13,532
Core deposit intangible, net	418	434	464
Customers' liability on acceptances	3,313	2,748	2,287
Non-covered other real estate owned	947	133	937
Covered other real estate owned	1,028	1,132	1,459
Accrued interest receivable	5,089	5,096	5,509
Deferred income taxes, net	19,995	13,898	14,383
Investments in affordable housing partnerships	9,876	10,110	10,824
Cash surrender value of life insurance	18,147	17,991	12,791
Income tax receivable	13,236	13,216	14,277
Prepaid assessment fees	5,387	5,949	7,864
FDIC loss share receivable	17,503	21,964	23,991
Other assets	6,911	5,588	6,308
Total	$2,257,087	$2,268,327	$2,270,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$499,556	$457,182	$396,973
Interest-bearing	1,297,348	1,334,799	1,374,021
Total deposits	1,796,904	1,791,981	1,770,994

Acceptances outstanding	3,313	2,748	2,287
Accrued interest payable	4,317	4,660	5,113
Other borrowed funds	132,130	157,299	188,670
Long-term subordinated debentures	18,557	18,557	18,557
Accrued expenses and other liabilities	7,186	8,043	10,646
Total liabilities	1,962,407	1,983,288	1,996,267
Commitments and Contingencies
Shareholders' Equity
Preferred stock, Series A	53,607	53,538	53,409
Common stock	188,208	188,031	187,754
Retained earnings	48,914	40,277	32,000
Accumulated other comprehensive income, net of tax	3,951	3,193	849
Total shareholders' equity	294,680	285,039	274,012
Total	$2,257,087	$2,268,327	$2,270,279

Tangible common equity per common share	$6.00	$5.76	$5.49
Tangible common equity to tangible assets	10.62%	10.14%	9.65%

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/11	6/30/11	9/30/10	9/30/11	9/30/10

Interest and Dividend Income:
Interest and fees on loans	$20,668	$20,755	$22,472	$62,584	$64,430
Interest on federal funds sold	1	1	127	44	289
Interest on investment securities	2,011	2,109	1,499	5,902	7,290
Interest on money market funds and interest-earning deposits	182	211	41	487	111
Total interest and dividend income	22,862	23,076	24,139	69,017	72,120

Interest Expense:
Interest on deposits	3,947	4,294	5,137	12,875	15,658
Interest on borrowed funds	1,570	1,648	1,747	4,760	5,021
Interest expense on long-term subordinated debentures	143	142	155	427	438
Total interest expense	5,660	6,084	7,039	18,062	21,117

Net interest income before provision for loan losses	17,202	16,992	17,100	50,955	51,003
Provision for loan losses	1,200	5,000	4,000	12,200	16,000
Net interest income after provision for loan losses	16,002	11,992	13,100	38,755	35,003

Noninterest Income:
Customer service fees	1,727	1,782	2,043	5,308	6,161
Fee income from trade finance transactions	623	685	684	1,924	2,062
Wire transfer fees	330	344	321	987	933
Gain on business acquisition	-	-	-	-	5,900
Gain on sale of loans	1,896	1,800	257	7,448	1,460
Net gain on sale of securities available for sale	-	-	-	-	2,209
Loan service fees	526	708	565	1,896	1,153
Increase in FDIC loss share receivable	308	114	105	471	105
Other income	560	532	434	1,509	1,174
Total noninterest income	5,970	5,965	4,409	19,543	21,157

Noninterest Expense:
Salaries and employee benefits	5,214	5,327	4,653	15,654	13,640
Occupancy	1,260	1,389	1,388	3,994	4,020
Furniture, fixtures, and equipment	549	519	756	1,671	1,903
Data processing	615	654	832	1,938	1,950
Legal fees	239	305	567	941	1,152
Accounting and other professional service fees	466	340	309	1,378	1,170
Business promotion and advertising	206	382	376	942	1,048
Supplies and communication	280	337	440	965	1,100
Security service	303	309	320	905	840
Regulatory assessment	771	998	1,073	2,821	3,096
Merger related expenses	477	200	-	1,114	129
OREO related expenses	577	638	170	1,689	1,529
Other operating expenses	1,207	1,379	1,508	3,907	3,950
Total noninterest expense	12,164	12,777	12,392	37,919	35,527

Income before income tax provision	9,808	5,180	5,117	20,379	20,633
Income tax provision	415	285	(846)	1,205	4,400

Net income	9,393	4,895	5,963	19,174	16,233

Preferred stock dividends and accretion of preferred stock discount	(757)	(754)	(748)	(2,261)	(31,246)
Net income (loss) available to common shareholders	8,636	4,141	5,215	16,913	(15,013)

Other comprehensive income (loss)
- Unrealized gain (loss) on available-for-sale securities, net of income tax expense (benefit)	758	1,936	144	3,102	(91)

Comprehensive income	$10,151	$6,831	$6,107	$22,276	$16,142

Earnings (loss) per share:
Basic	$0.22	$0.10	$0.13	$0.42	$(0.44)
Diluted	$0.22	$0.10	$0.13	$0.42	$(0.44)

Weighted average shares outstanding - basic	39,876,029	39,868,773	39,902,114	39,865,808	33,762,755
Weighted average shares outstanding - diluted	39,932,601	39,936,146	39,912,160	39,931,507	33,762,755

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Three Months Ended
	9/30/11			6/30/11			9/30/10
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Rate/	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Interest-earning assets:
Loans	$1,518,771	$20,668	5.40%	$1,502,416	$20,755	5.54%	$1,523,012	$22,472	5.85%
Federal funds sold	1,094	1	0.36	1,377	1	0.29	228,116	127	0.22
Investments	319,131	2,011	2.50	317,930	2,109	2.66	299,601	1,499	1.99
Money market funds and interest-earning deposits	302,254	182	0.24	304,633	211	0.28	72,172	41	0.23
Total interest-earning assets	2,141,250	22,862	4.24	2,126,356	23,076	4.35	2,122,901	24,139	4.51
Noninterest - earning assets:
Cash and due from banks	37,640			35,636			37,695
Bank premises and equipment, net	12,567			12,981			13,091
Customers' acceptances outstanding	2,902			2,032			2,100
Accrued interest receivables	4,761			4,734			5,012
Other assets	88,803			89,766			102,399
Total noninterest-earning assets	146,673			145,149			160,297

Total assets	$2,287,923			$2,271,505			$2,283,198

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$564,554	$1,275	0.90%	$540,246	$1,419	1.05%	$519,943	$1,499	1.14%
Savings	90,292	537	2.36	89,222	548	2.46	92,288	589	2.53
Time certificates of deposit over $100,000	394,967	1,095	1.10	424,761	1,240	1.17	505,758	1,757	1.38
Other time certificates of deposit	301,363	1,040	1.37	305,345	1,087	1.43	301,881	1,292	1.70
	1,351,176	3,947	1.16	1,359,574	4,294	1.27	1,419,870	5,137	1.44
Other borrowed funds	148,942	1,570	4.18	160,201	1,648	4.13	169,844	1,747	4.08
Long-term subordinated debentures	18,557	143	3.06	18,557	142	3.07	18,557	155	3.31
Total interest-bearing liabilities	1,518,675	5,660	1.48	1,538,332	6,084	1.59	1,608,271	7,039	1.74
Noninterest-bearing liabilities:
Demand deposits	464,340			434,702			379,286
Total funding liabilities	1,983,015		1.13%	1,973,034		1.24%	1,987,557		1.41%
Other liabilities	15,857			16,792			27,722
Total noninterest-bearing liabilities	480,197			451,494			407,008
Shareholders' equity	289,051			281,679			267,919
Total liabilities and shareholders' equity	$2,287,923			$2,271,505			$2,283,198

Net interest income		$17,202			$16,992			$17,100
Cost of deposits			0.86%			0.96%			1.13%
Net interest spread			2.76%			2.77%			2.77%
Net interest margin			3.19%			3.21%			3.20%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Nine Months Ended
	9/30/2011			9/30/2010
		Interest	Annualized		Interest	Annualized
	Average	Income/	Rate/	Average	Income/	Rate/
	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Interest-earning assets:
Loans	$1,525,759	$62,584	5.48%	$1,539,882	$64,430	5.59%
Federal funds sold	24,779	44	0.24	173,785	289	0.22
Investments	314,332	5,902	2.51	325,373	7,290	3.00
Money market funds and interest-earning deposits	273,373	487	0.24	61,412	111	0.24
Total interest-earning assets	2,138,243	69,017	4.32	2,100,452	72,120	4.59
Noninterest - earning assets:
Cash and due from banks	36,591			37,430
Bank premises and equipment, net	12,990			13,099
Customers' acceptances outstanding	2,360			2,283
Accrued interest receivables	4,812			5,890
Other assets	90,485			82,536
Total noninterest-earning assets	147,238			141,238

Total assets	$2,285,481			$2,241,690

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$543,589	$4,120	1.01%	$500,282	$4,163	1.11%
Savings	89,111	1,644	2.47	93,068	1,819	2.61
Time certificates of deposit over $100,000	426,845	3,753	1.18	511,853	5,930	1.55
Other time certificates of deposit	310,531	3,358	1.45	275,656	3,746	1.82
	1,370,076	12,875	1.26	1,380,859	15,658	1.52
Other borrowed funds	164,553	4,760	3.87	166,811	5,021	4.02
Long-term subordinated debentures	18,557	427	3.08	18,557	438	3.16
Total interest-bearing liabilities	1,553,186	18,062	1.55	1,566,227	21,117	1.80
Noninterest-bearing liabilities:
Demand deposits	432,014			370,831
Total funding liabilities	1,985,200		1.22%	1,937,058		1.46%
Other liabilities	17,919			42,879
Total noninterest-bearing liabilities	449,933			413,710
Shareholders' equity	282,362			261,753
Total liabilities and shareholders' equity	2,285,481			$2,241,690

Net interest income		$50,955			$51,003
Cost of deposits			0.96%			1.20%
Net interest spread			2.77%			2.79%
Net interest margin			3.19%			3.25%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

Non-covered Loans	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Real Estate:
Construction	$9,407	$9,525	$14,182	$14,803	$14,987
Commercial	894,686	895,662	880,723	914,003	918,882
Commercial:
Commercial	281,711	272,643	276,180	315,285	279,450
Trade Finance	63,860	65,476	66,243	71,174	65,666
SBA	112,207	104,272	100,712	101,683	69,029
Others:
Consumer	57,514	67,813	69,699	71,279	68,968
Other	50,048	40,032	40,038	40,039	50,219
Total Non-covered Loans	1,469,433	1,455,423	1,447,777	1,528,266	1,467,201

Less:
Allowance for Losses	47,098	49,590	51,010	52,047	54,460
Net Deferred Loan Fee	(454)	(629)	(649)	(523)	31
Discount on SBA Loans Retained	2,741	1,946	1,617	862	936
Net Non-covered Loans	$1,420,048	$1,404,516	$1,395,799	$1,475,880	$1,411,774

Covered Loans	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Real Estate:
Construction	$-	$-	$-	$-	$-
Commercial	51,725	63,352	61,605	63,503	73,043
Commercial
Commercial	14,106	9,332	15,375	18,307	9,698
Trade Finance	-	-	-	-	-
SBA	27,300	29,456	34,102	35,000	29,022
Others:
Consumer	-	-	-	-	-
Other	486	486	688	486	911
Total Covered Loans	93,617	102,626	111,770	117,296	112,674

Less:
Allowance for Losses	1,010	1,010	1,010	1,010	-
Net Deferred Loan Fee	26	19	7	3	-
Net Covered Loans	$92,581	$101,597	$110,753	$116,283	$112,674

Total Loans	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Real Estate:
Construction	$9,407	$9,525	$14,182	$14,803	$14,987
Commercial	946,411	959,014	942,328	977,506	991,925
Commercial:
Commercial	295,817	281,975	291,555	333,592	289,148
Trade Finance	63,860	65,476	66,243	71,174	65,666
SBA	139,507	133,728	134,814	136,683	98,051
Others:
Consumer	57,514	67,813	69,699	71,279	68,968
Other	50,534	40,518	40,726	40,525	51,130
Total Loans	1,563,050	1,558,049	1,559,547	1,645,562	1,579,875

Less:
Allowance for Losses	48,108	50,600	52,020	53,057	54,460
Net Deferred Loan Fees	(428)	(610)	(642)	(520)	31
Discount on SBA Loans Retained	2,741	1,946	1,617	862	936
Net Loans	$1,512,629	$1,506,113	$1,506,552	$1,592,163	$1,524,448

As a percentage of total loans:	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Real Estate:
Construction	0.6%	0.6%	0.9%	0.9%	0.9%
Commercial	60.6	61.6	60.4	59.4	62.8
Commercial:
Commercial	18.9	18.1	18.7	20.3	18.3
Trade Finance	4.1	4.2	4.2	4.3	4.2
SBA	8.9	8.6	8.6	8.3	6.2
Others:
Consumer	3.7	4.4	4.5	4.3	4.4
Other	3.2	2.5	2.7	2.5	3.2
Total Loans	100.0	100.0	100.0	100.0	100.0

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Deposits
Demand deposits (noninterest-bearing)	$499,556	$457,182	$408,843	$396,973	$383,508
Money market accounts and NOW	503,251	530,615	531,580	471,132	497,362
Savings	89,579	90,085	88,423	87,484	89,067
	1,092,386	1,077,882	1,028,846	955,589	969,937
Time deposits
Less than $100,000	307,011	304,735	309,311	334,341	302,745
$100,000 or more	397,507	409,364	441,449	481,064	519,599
Total deposits	$1,796,904	$1,791,981	$1,779,606	$1,770,994	$1,792,281

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	27.8%	25.5%	23.0%	22.4%	21.4%
Money market accounts and NOW	28.0	29.6	29.9	26.6	27.8
Savings	5.0	5.1	5.0	4.9	5.0
	60.8	60.2	57.9	53.9	54.2
Time deposits
Less than $100,000	17.1	17.0	17.4	18.9	16.9
$100,000 or more	22.1	22.8	24.7	27.2	28.9
Total deposits	100.0	100.0	100.0	100.0	100.0

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Non-covered nonperforming loans:
Real estate:
Construction	$1,270	$1,269	$5,738	$6,108	$4,029
Commercial - Real Estate	19,129	25,182	21,490	29,167	28,639
Commercial
Commercial - Business	7,275	7,504	5,263	5,696	7,631
Trade Finance	355	355	100	-	-
SBA	5,534	7,885	5,278	3,896	2,653
Other
Consumer	820	1,096	383	651	229
Total non-covered nonperforming loans	34,383	43,291	38,252	45,518	43,181
Guaranteed portion of nonperforming SBA loans	5,361	7,247	4,110	3,293	3,022
Total non-covered nonperforming loans, net of SBA guarantees	29,022	36,044	34,142	42,225	40,159
Other real estate owned	947	133	144	937	4,548

Total non-covered nonperforming assets, net of SBA guarantees	$29,969	$36,177	$34,286	$43,162	$44,707

Performing TDR's not included above	$34,208	$19,090	$19,894	$21,377	$23,898

Ratios:
Nonperforming loans, net of SBA guarantees as a percent of total non-covered loans	1.98%	2.48%	2.36%	2.76%	2.74
Nonperforming assets, net of SBA guarantees as a percent of non-covered loans and OREO	2.04	2.49	2.37	2.82	3.04
Allowance for loan losses to non-covered nonperforming loans, net of SBA guarantees	162.3	137.6	149.4	123.3	135.6

Delinquency:
Delinquent non-covered loans 30-89 days past due, net of SBA guarantees	$2,387	$6,138	$10,352	$12,732	$10,788
Total non-covered nonperforming loans, net of SBA guarantees	29,022	36,044	34,142	42,225	40,159
Total delinquent non-covered loans	$31,409	$42,182	$44,494	$54,957	$50,947

Covered nonperforming assets:
Covered nonperforming loans	$19,069	$18,541	$22,578	$24,874	$19,748
Covered other real estate owned	1,028	1,132	1,405	1,459	1,459
Total covered nonperforming assets	$20,097	$19,673	$23,983	$26,333	$21,207

Ratios:
Covered nonperforming loans to total covered loans	20.37%	18.07%	20.20%	21.21	17.53
Covered nonperforming assets to total assets	0.89	0.87	1.06	1.16	0.94

Total nonperforming assets, net of SBA guarantees (combined):
Total nonperforming loans, net of SBA guarantees	$48,091	$54,585	$56,720	$67,099	$59,907
Other real estate owned	1,975	1,265	1,549	2,396	6,007
Total nonperforming assets, net of SBA guarantees	$50,066	$55,850	$58,269	$69,495	$65,914

Ratios (combined):
Nonperforming loans, net of SBA guarantees to total gross loans	3.08%	3.50%	3.64%	4.08%	3.79
Nonperforming assets, net of SBA guarantees to total assets	2.22	2.46	2.58	3.06	2.91

	Nine Months	Six Months	Three Months	Year	Nine Months
	Ended	Ended	Ended	Ended	Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Balances (non-covered loans):
Average total non-covered loans outstanding during the period	$1,469,886	$1,470,025	$1,494,492	$1,493,526	$1,498,908
Total non-covered loans outstanding at end of period	$1,467,146	$1,454,106	$1,446,808	$1,527,928	$1,466,234

Allowance for Loan Losses (non-covered loans):
Balance at beginning of period	$52,047	$52,047	$52,047	$58,543	$58,543
Charge-offs:
Construction Real Estate	1,932	1,932	371	947	419
Commercial Real Estate	8,380	6,350	5,246	20,296	16,178
Commercial - Business	5,562	4,545	1,251	8,114	5,011
Trade Finance	444	444	200	767	563
SBA	1,285	534	370	1,075	1,448
Consumer	956	488	303	1,448	1,008
Other	-	-	-	-	-
Total charge-offs	18,559	14,293	7,741	32,647	24,627
Recoveries
Construction Real Estate	366	366	366	561	123
Commercial Real Estate	576	195	191	1,357	1,357
Commercial - Business	208	126	63	2,890	2,817
Trade Finance	-	-	-	-
SBA	46	25	18	189	151
Consumer	214	124	66	154	96
Other	-	-	-	-	-
Total recoveries	1,410	836	704	5,151	4,544
Net loan charge-offs	17,149	13,457	7,037	27,496	20,083
Provision for loan losses (non-covered loans)	12,200	11,000	6,000	21,000	16,000
Balance at end of period	$47,098	$49,590	$51,010	$52,047	$54,460

Ratios (non-covered loans):
Net loan charge-offs to average non-covered loans	1.56%	1.85%	1.91%	1.84%	1.79
Provision for loan losses to average non-covered loans	1.11	1.51	1.63	1.41	1.43
Allowance for loan losses to gross non-covered loans at end of period	3.21	3.41	3.53	3.41	3.71
Allowance for loan losses to non-covered nonperforming loans	136.98	114.55	133.35	114.34	126.12
Net loan charge-offs to allowance for loan losses at end of period	48.68	54.72	55.95	52.83	49.30
Net loan charge-offs to provision for loan losses	140.57	122.34	117.28	130.93	125.52

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)

	As of and for the three months ended				As of and for the nine months ended
Performance ratios:	9/30/11	6/30/11	3/31/11	9/30/10	9/30/11	9/30/10
Return on average assets	1.63%	0.86%	0.86%	1.04%	1.12%	0.97%
Return on average equity	12.89	6.97	7.17	8.83	9.08	8.29
Efficiency ratio	52.49	55.66	53.26	57.61	53.79	49.23
Net loans to total deposits at period-end	84.18	84.05	84.66	85.06	84.18	85.06
Net loans to total assets at period-end	67.02	66.40	66.66	67.23	67.02	67.23

Capital ratios:
Leverage capital ratio
Consolidated Company	13.51%	13.20%	12.85%	12.55%
Center Bank	13.38	13.04	12.67	12.31
Tier 1 risk-based capital ratio
Consolidated Company	19.83	19.39	19.14	18.04
Center Bank	19.64	19.15	18.86	17.68
Total risk-based capital ratio
Consolidated Company	21.10	20.67	20.42	19.32
Center Bank	20.91	20.43	20.14	18.96

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10

Total shareholders' equity	$294,680	$285,039	$278,907	$274,012	$270,690
Less: Preferred stock	(53,607)	(53,538)	(53,472)	(53,409)	(53,347)
Common stock warrant	(1,026)	(1,026)	(1,026)	(1,026)	(1,026)
Intangible assets, net	(418)	(434)	(449)	(464)	(474)
Tangible common equity	$239,629	$230,041	$223,960	$219,113	$215,843

Total assets	$2,257,087	$2,268,327	$2,260,118	$2,270,279	$2,267,439
Less: Intangible assets, net	(418)	(434)	(449)	(464)	(474)
Tangible assets	$2,256,669	$2,267,893	$2,259,669	$2,269,815	$2,266,965

Common shares outstanding	39,919,952	39,913,660	39,908,514	39,914,686	39,902,811

Tangible common equity per common share	$6.00	$5.76	$5.61	$5.49	$5.41
Tangible common equity to tangible assets	10.62%	10.14%	9.91%	9.65%	9.52%

CONTACT:
Center Financial Corporation
Douglas J. Goddard
Interim CFO
213-401-2311
douglasg@centerbank.com
or
Angie Yang
SVP, Investor Relations
213-251-2219
angiey@centerbank.com